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                                                                   Exhibit 21.01

                                   ATMI, INC.

                                  SUBSIDIARIES
                                  ------------

                                                                          State or Jurisdiction of
             Entity                                                       Incorporation or Organization
                                                                          -----------------------------
Advanced Technology Materials, Inc.                                       Delaware
Epitronics Corporation                                                    Delaware
ATMI Ecosys Corporation                                                   California
Advanced Delivery & Chemical Systems Nevada, Inc.                         Nevada
Advanced Delivery & Chemical Systems Holdings, LLC                        Delaware
Advanced Delivery & Chemical Systems Operating, LLC                       Delaware
Advanced Delivery & Chemical Systems Manager, Inc.                        Delaware
ATMI Materials, Ltd.                                                      Texas
ADCS Korea Co., Ltd.                                                      Korea
ATMI Korea, Ltd.                                                          Korea
ATMI UK Limited                                                           Scotland
ATMI Fab Services, Inc. (fka ESCA, Inc.)                                  New Mexico
ESCA Ireland, Inc.                                                        New Mexico
MST Analytics, Inc.                                                       Delaware
FPM Analytics, Inc.                                                       Illinois
EMT Environmental Monitoring Technology, Ltd.                             Switzerland
MST Measurement Systems, Inc.                                             Illinois
NOW Technologies, Inc.                                                    Minnesota
NOW Technologies International, Ltd.                                      Minnesota
NOW Japan Branch                                                          Japan
ATMI International Holdings, Inc.                                         Delaware
ATMI Taiwan Holdings, Inc.                                                Delaware
ATMI Belgium Holdings, Inc.                                               Delaware
ATMI Belgium, LLC                                                         Delaware
Emosyn LLC                                                                Delaware
Hypernex, Inc.                                                            Delaware
Newform, N.V.                                                             Belgium
ATMI Japan Branch                                                         Japan
ATMI Taiwan Branch                                                        Taiwan
ATMI GmbH                                                                 Germany
Advanced Technology Materials FSC, Inc.                                   Barbados
ATMI PTE LTD.                                                             Singapore
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